UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_________

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): July 10, 2017
J. C. PENNEY COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-15274	26-0037077
(State or other jurisdiction of incorporation )	(Commission File No.)	(IRS Employer Identification No.)
6501 Legacy Drive Plano, Texas	75024-3698
(Address of principal executive offices)	(Zip code)
Registrant's telephone number, including area code:  (972) 431-1000
 Not Applicable
 (Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company	□

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
□

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On July 10, 2017, J. C. Penney Company, Inc. (the “Company”) issued a press release announcing that Edward J. Record is stepping down from his position as Executive Vice President and Chief Financial Officer of the Company, effective July 11, 2017, to pursue other interests.

(c) On July 10, 2017, the Company announced that Andrew S. Drexler will serve as the Company’s interim Chief Financial Officer, effective July 11, 2017, in addition to his current role as the Company’s Senior Vice President, Chief Accounting Officer and Controller. Mr. Drexler, 46, has served as the Company’s Senior Vice President, Chief Accounting Officer and Controller since 2015. Prior to joining the Company, he served as Senior Vice President and Chief Financial Officer of Giant Eagle, Inc. (grocery retailer) from 2014 to 2015. He also served as Senior Vice President, Finance, and Corporate Controller for GNC Holdings, Inc. (health and nutrition retailer) from 2011 to 2014. Prior to that, Mr. Drexler spent 11 years at Wal-Mart Stores, Inc. in roles of increasing responsibility, including Vice President of Finance for the information systems division from 2010 to 2011. Earlier in his career, he held a variety of roles with PricewaterhouseCoopers, LLP (accounting firm). Mr. Drexler is a certified public accountant.

In connection with his election as interim Chief Financial Officer, Mr. Drexler will receive a one-time cash bonus of $50,000.

A copy of the press release announcing these management changes is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit 99.1	J. C. Penney Company, Inc. News Release issued July 10, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. C. PENNEY COMPANY, INC.

By:	/s/ Brynn Evanson
Brynn Evanson
Executive Vice President, Human Resources

Date:  July 10, 2017

EXHIBIT INDEX

Exhibit Number	Description

99.1	J. C. Penney Company, Inc. News Release issued July 10, 2017